EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 33-26582), Form S-3 (Nos. 333-178678, 333-63381, 333-135602 and 333-156192) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694, 333-124717 and 333-192198) of Chesapeake Utilities Corporation of our reports dated March 6, 2014, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania
March 6, 2014